EXHIBIT 10.1

Execution Version

VOTING AGREEMENT

VOTING AGREEMENT (this “Voting Agreement”), dated as of September 17, 2017, by and among Itron, Inc., a Washington corporation (“Parent”), FC IV Active Advisors, LLC, Foundation Capital, LLC, Foundation Capital IV, L.P., Foundation Capital IV Principals Fund, LLC, and Warren M. Weiss (each, a “Stockholder”).

W I T N E S S E T H

WHEREAS, concurrently with the execution and delivery of this Voting Agreement, Silver Spring Networks, Inc., a Delaware corporation (the “Company”), Parent and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”) are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Acquisition Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, Stockholder is the record or beneficial owner of the number of shares of Company Capital Stock set forth opposite his, her or its name on Exhibit A; and

WHEREAS, as a condition to and inducement of Parent’s willingness to enter into the Merger Agreement, Stockholder has agreed to enter into this Voting Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. The following capitalized terms, as used in this Voting Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any shares of Company Stock means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any Contract, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(b) “Stockholder Shares” means all shares of Company Capital Stock held of record or Beneficially Owned by Stockholder, whether currently issued and outstanding or hereinafter acquired, including, without limitation, including by exercising or the vesting of any Company Option, or the vesting of any Company RSU or Company PSU held of record or Beneficially Owned by Stockholder.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1 No Transfer of Stockholder Shares. Prior to the Expiration Time (as defined below), Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of his or its Stockholder Shares or any interest in his or its Stockholder Shares (other than any pledge or encumbrance currently in existence), (b) deposit his or its Stockholder Shares or any interest in his or its Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his or its Stockholder Shares or grant any proxy or power of attorney with respect thereto (other than as contemplated herein) or (c) enter into any Contract with respect to or otherwise agree to the direct or indirect acquisition or sale, pledge, encumbrance, assignment, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of his or its Stockholder Shares (any such action in clause (a), (b) or (c) above, a “transfer”). Notwithstanding anything to the contrary in the foregoing sentence, this Section 2.1 shall not prohibit a transfer of Stockholder Shares by Stockholder (i) if Stockholder is an individual, (A) to any member of Stockholder’s immediate family or to a trust solely for the benefit of Stockholder or any member of Stockholder’s immediate family, (B) upon the death of Stockholder to Stockholder’s heirs or (C) to a charitable entity qualified as a 501(c)(3) organization under the Code or (ii) if Stockholder is not a natural person, to an Affiliate controlled by Stockholder or under common control with Stockholder, as applicable; provided, however, that in each case a transfer shall be permitted only if, and as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, satisfactory in form and substance to Parent, to be bound by all of the terms of this Voting Agreement as though such transferee were the “Stockholder” hereunder. Stockholder shall and hereby does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Voting Agreement places limits on the voting and transfer of the Stockholder Shares); provided that if Parent or its counsel gives such notification, it shall following the Expiration Time (as defined below) further notify the Company’s transfer agent that the stop transfer order (and all other restrictions contained in this Voting Agreement) have terminated as of such date.

2.2 Vote in Favor of the Merger and Related Matters. Stockholder, solely in Stockholder’s capacity as a stockholder of the Company (and not, if applicable, in Stockholder’s capacity as an officer or director of the Company), irrevocably and unconditionally agrees that, from and after the date hereof and until the Expiration Time (as defined below), at any meeting of the stockholders of the Company or any adjournment thereof, or in connection with any action by written consent of the stockholders of the Company, Stockholder shall:

(a) appear at each such meeting or otherwise cause all of his or its Stockholder Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of his or its Stockholder Shares: (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn or postpone any meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (ii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any Acquisition Proposal or Acquisition Transaction and (iv) against any other action, proposal, agreement, transaction or arrangement submitted for approval of the Company’s stockholders that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the consummation of the Merger, including, without limitation, any extraordinary transaction, merger, consolidation, sale of assets, recapitalization or other business combination involving the Company or any other action, agreement or arrangement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could reasonably be expected to result in any of the conditions to the obligations under the Merger Agreement not being fulfilled or satisfied.

2.3 Termination. This Voting Agreement and the obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) such time as the Merger Agreement shall have been validly terminated pursuant to its terms, (b) the Effective Time, (c) the Termination Date and (d) such time as the Merger Agreement is amended to change the form or reduce the amount of Merger Consideration to be paid pursuant thereto (such earliest time, the “Expiration Time”); provided, however, that the provisions of Article V shall survive any termination of this Voting Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

Stockholder hereby represents and warrants to Parent, as of the date of this Voting Agreement, as follows:

3.1 Authorization; Binding Agreement. Stockholder has all legal right, power, authority and capacity to execute and deliver this Voting Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by or on behalf of Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting creditors’ rights generally and by general principles of equity).

3.2 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Voting Agreement to Parent by Stockholder does not, and the performance of this Voting Agreement will not, except where it would not interfere with Stockholder’s ability to perform Stockholder’s obligations hereunder (i) conflict with or violate any Law by which Stockholder is bound or affected, (ii) violate or conflict with the articles of incorporation or bylaws or other equivalent organizational documents of Stockholder, if applicable, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the property or assets of Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by Stockholder of the transactions contemplated by this Voting Agreement.

(b) The execution and delivery of this Voting Agreement to Parent by Stockholder does not, and the performance of this Voting Agreement will not, require any consent, approval, authorization, waiver, order or permit of, or filing with or notification to, any third party or any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations, waivers, orders or permits, or to make such filings or notifications, would not interfere with Stockholder’s ability to perform Stockholder’s obligations hereunder.

3.3 Title to Stockholder Shares. Stockholder is the record or beneficial owner of the shares of Company Capital Stock set forth opposite its name on Exhibit A. Stockholder has good title to the Stockholder Shares free and clear of all Liens other than pursuant to this Voting Agreement and applicable securities Laws. As of the date of this Voting Agreement, the Stockholder Shares constitute all of the shares of Company Capital Stock Beneficially Owned or owned of record by Stockholder. Except as otherwise set forth in this Voting Agreement, Stockholder has, and will have at all times through the Closing Date, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of his or its Stockholder Shares.

3.4 Acknowledgement of the Merger Agreement. Stockholder hereby acknowledges and agrees that Stockholder has received a draft of the Merger Agreement presented to Stockholder as in substantially final form and has reviewed and understood the terms thereof.

ARTICLE IV

COVENANTS OF THE STOCKHOLDERS

4.1 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

4.2 Waiver of Appraisal Rights. Stockholder hereby irrevocably and unconditionally waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have (including under Section 262 of the DGCL).

4.3 No Inconsistent Agreements. Except for this Voting Agreement, during the term of this Voting Agreement Stockholder shall not: (a) enter into any voting agreement, voting trust or similar agreement with respect to any of the Stockholder Shares, (b) grant any proxy, consent, power of attorney or other authorization or consent with respect to any of the Stockholder Shares or (c) knowingly take any action that would constitute a breach hereof, make any representation or warranty of Stockholder set forth in Article III untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of its obligations under this Voting Agreement.

4.4 Public Announcements. Stockholder shall not, shall cause its officers, directors, managers, partners or members to not, and shall instruct and use commercially reasonable efforts to cause its Affiliates and each of their respective officers, directors, managers, partners or members (in their capacity as such), as applicable, to not issue any press release with respect to the Merger Agreement, this Voting Agreement, the Merger or any other transactions contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable Law. Stockholder further agrees to permit the Company and Parent to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Voting Agreement and the Stockholder’s identity and ownership of the Stockholder Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Voting Agreement, in each case, to the extent the Company or Parent reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the press release announcing the transactions contemplated by the Merger Agreement, to the extent the information contained therein is consistent with other disclosures being made by the Company and Parent).

4.5 No Solicitation of Acquisition Proposals. Except as permitted by the Merger Agreement, neither Stockholder nor any of Stockholder’s officers, directors, managers, partners or members, as applicable, shall, and such Stockholder shall cause his, her or its employees, agents, consultants and representatives not to, directly or indirectly, (a) solicit, initiate, seek, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer (including any inquiry, proposal, expression of interest, or offer to the Company Stockholders) which constitutes, or would be reasonably expected to lead to, an Acquisition Proposal, or (b) enter into, participate in, maintain or continue any communications or negotiations regarding, or deliver, furnish or make available to any Person any non-public information or afford any Person access to the business, properties, assets, books, records or other non-public information, or the personnel, of the Company or any of its Subsidiaries with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 4.6 and to limit its conversation or other communication exclusively to such referral).

4.6 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Stockholder Shares, and not in Stockholder’s capacity as a director or officer of the Company or any of the Company’s Subsidiaries, and (ii) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the board of directors of the Company or any of the Company’s Subsidiaries or as an officer of the Company or any of the Company’s Subsidiaries, acting in such person’s capacity as a director or officer of the Company or any of the Company’s Subsidiaries.

4.7 Additional Purchases. Stockholder agrees that any Company Capital Stock acquired or purchased by Stockholder after the execution of this Voting Agreement shall be subject to the terms of this Voting Agreement to the same extent as if they constituted Stockholder Shares as of the date of this Voting Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1 Entire Agreement; Amendments. This Voting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Voting Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

5.2 Assignment. No party to this Voting Agreement may assign any of its rights or obligations under this Voting Agreement without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any assignee of Parent’s rights under the Merger Agreement. Any assignment contrary to the provisions of this Section 5.2 shall be null and void.

5.3 Severability. The provisions of this Voting Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Voting Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement are not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement, Parent shall be entitled to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, with Stockholder agreeing that it shall waive the defense of adequacy of a remedy at law in any such Legal Proceeding, and/or (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.4, and Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Stockholder shall not be liable for any money damages for any breach of this Voting Agreement that is not a Willful Breach.

5.5 Governing Law; Jurisdiction; Jury Trial.

(a) This Voting Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Voting Agreement or the negotiation, validity or performance of this Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. All Legal Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Voting Agreement or the negotiation, validity or performance of this Voting Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, and the parties hereto irrevocably submit to the jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such Legal Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE

IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5(B).

5.6 No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither party shall be deemed to have waived any claim available to it arising out of this Voting Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of such party. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.7 Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is effected.

5.8 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission and shall be given:

if to Parent:

Itron, Inc.

2111 North Molter Road

Liberty Lake, WA 99019

Attention: Shannon Votava, Senior Vice President, General Counsel

Email: shannon.votava@itron.com

with a copy to (for information purposes only):

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: David W. Healy

Facsimile: (650) 938-5200

E-mail: dhealy@fenwick.com

and

Jones Day

1755 Embarcadero Rd.

Palo Alto, CA 94303

Attention: Daniel Mitz and Jonn Beeson

Facsimile: (650) 739-3900

E-mail: drmitz@jonesday.com

jbeeson@jonesday.com

if to Stockholder, to the address or facsimile number set forth on the signature page hereof or, if not set forth thereon, to the address reflected in the stock books of the Company,

or to such other address, or facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. In order to be deemed valid notice under this Section 5.8, e-mail notice must state that it constitutes notice under this Voting Agreement and must be followed by written notice delivered by overnight courier or hand-delivered via valid delivery pursuant to such method within two Business Days from the date of the original e-mail notice.

5.9 No Third-Party Beneficiaries. This Voting Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by, Parent and Stockholder and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent and Stockholder) any legal or equitable right, benefit or remedy of any nature whatsoever; provided, that the Company shall be a third party beneficiary of this Voting Agreement and shall be entitled to enforce any power, right, privilege or remedy of Parent hereunder.

5.10 Headings. The heading references herein are for convenience of reference only and do not form part of this Voting Agreement, and no construction or reference shall be derived therefrom.

5.11 Counterparts. This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Voting Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Voting Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Voting Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

ITRON, INC.

By:	/s/ Philip Mezey
Name: Philip Mezey
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FC IV ACTIVE ADVISORS, LLC
By Foundation Capital Management Co. IV, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel.	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FOUNDATION CAPITAL, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel.	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

WARREN M. WEISS

/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel.	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FOUNDATION CAPITAL IV PRINCIPALS FUND, LLC
By Foundation Capital Management Co. IV, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel.	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER

FOUNDATION CAPITAL IV, L.P.
By Foundation Capital Management Co. IV, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager
Date:	9/15/2017
Address:	Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Tel.	(650) 614-0500
Facsimile:	(650) 614-0505

Signature Page to Voting Agreement

Exhibit A

Stockholder Name	Company Common Stock	Company PSUs	Company RSUs	Company Options
FC IV Active Advisors, LLC	84,866
Foundation Capital, LLC	686
Foundation Capital IV, L.P.	10,307,012
Foundation Capital IV Principals Fund, LLC	91,204
Warren M. Weiss	56,465		19,283	22,723

Signature Page to Voting Agreement